Exhibit 23.2

Report and Consent of Independent Registered Public Accounting Firm

The Supervisory Board and Board of Management
Celanese AG:

The audits referred to in our report dated May 14, 2004, included the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 2003, included in the registration statement. This consolidated financial statement schedule is the responsibility of the management of Celanese AG and subsidiaries ("Celanese"). Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated May 14, 2004 contains explanatory paragraphs that state (a) Celanese adopted Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations", effective January 1, 2003, adopted Financial Accounting Standards Board Interpretation No. 46 (Revised), "Consolidation of Variable Interest Entities — an interpretation of ARB No. 51", effective December 31, 2003, adopted SFAS No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002, adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", effective October 1, 2002, and changed the actuarial measurement date for its Canadian and U.S. pension and other postretirement benefit plans in 2003 and 2002, respectively, and (b) we also have reported separately on the consolidated financial statements of Celanese for the same periods presented in accordance with U.S. generally accepted accounting principles using the euro as the reporting currency.

/s/ KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

Frankfurt am Main
July 15, 2004